                                                                     EXHIBIT 21

                   SUBSIDIARIES OF QUAKER CITY BANCORP, INC.

                          State or Other
                          Jurisdiction of
                           Incorporation
          Name            of Organization
          ----            ---------------
Quaker City Bank (direct
 subsidiary)............      Federal
Quaker City Financial
 Corp. (indirect
 subsidiary)............    California
Quaker City Neighborhood
 Development, Inc.
 (direct subsidiary)....    California